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                                                                                                            EXHIBIT 11

                                  OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                                          COMPUTATION OF EARNINGS PER SHARE
                              FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (Amounts in thousands, except per-share amounts)

                                                                        Three Months Ended            Six Months Ended
                                                                                   June 30                     June 30
EARNINGS PER COMMON AND COMMON                                      ----------------------      ----------------------
  EQUIVALENT SHARE                                                       1996         1995           1996         1995
- --------------------------------------------------------------      ---------    ---------      ---------    ---------
Earnings(loss) applicable to common stock                           $ 158,285    $ 163,648      $ 268,739    $ 318,493
                                                                    =========    =========      =========    =========

Common shares outstanding at beginning of period                      319,354      317,442        318,711      316,853
Issuance of common shares, weighted average                             2,320          307          1,589          709
Conversions, weighted average options exercised and other                 143          214            230          121
Repurchase/cancellation of common shares                                   (5)          --            (71)         (52)
Effect of assumed exercises
  Dilutive effect of exercise of options outstanding and other            542          267            395          142
                                                                    ---------    ---------      ---------    ---------
Weighted average common stock and common stock
  equivalents                                                         322,354      318,230        320,854      317,773
                                                                    =========    =========      =========    =========
Primary earnings per share:
  Income before extraordinary gain(loss), net                       $     .49    $     .51      $     .93    $    1.00
  Extraordinary gain(loss), net                                            --           --           (.09)          --
                                                                    ---------    ---------      ---------    ---------
    Earnings(loss) per common and common equivalent share           $     .49    $     .51      $     .84    $    1.00
                                                                    =========    =========      =========    =========

FULLY DILUTED EARNINGS PER SHARE
- --------------------------------------------------------------
Earnings(loss) applicable to common stock                           $ 158,285    $ 163,648      $ 268,739    $ 318,493
Dividends applicable to dilutive preferred stock:
  $3.875 preferred stock(a)                                            14,634       14,634             --       29,269
  $3.00 preferred stock(a)                                              8,541        8,541         17,082       17,082
                                                                    ---------    ---------      ---------    ---------
                                                                    $ 181,460    $ 186,823      $ 285,821    $ 364,844
                                                                    =========    =========      =========    =========

Common shares outstanding at beginning of period                      319,354      317,442        318,711      316,853
Issuance of common shares, weighted average                             2,320          307          1,589          709
Conversions, weighted average options exercised and other                 143          214            230          121
Repurchase/cancellation of common shares                                   (5)          --            (71)         (52)
Effect of assumed conversions and exercises
  Dilutive effect of assumed conversion of preferred stock:
    $3.875 preferred stock(a)                                          33,186       33,186             --       33,186
    $3.00 preferred stock(a)                                           27,070       28,118         27,070       28,118
  Dilutive effect of exercise of options outstanding and other            543          267            523          241
                                                                    ---------    ---------      ---------    ---------
Total for computation of fully diluted earnings per share             382,611      379,534        348,052      379,176
                                                                    =========    =========      =========    =========
Fully diluted earnings per common share:
  Income before extraordinary gain(loss), net                       $     .47    $     .49      $     .91    $     .96
  Extraordinary gain(loss), net                                            --           --           (.09)          --
                                                                    ---------    ---------      ---------    ---------
    Fully diluted earnings(loss) per common share                   $     .47    $     .49      $     .82    $     .96
                                                                    =========    =========      =========    =========
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(a)  Convertible securities are not considered in the calculations if the effect of the conversion is anti-dilutive.
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